AMENDMENT NO. 3
Effective September 14, 2010

To

THE PMI GROUP, INC.
2005 OFFICER DEFERRED COMPENSATION PLAN
(September 19, 2007 Restatement)

THE PMI GROUP, INC., having adopted The PMI Group, Inc. 2005 Officer Deferred Compensation Plan (the “Plan”) effective as of January 1, 2005, having amended and restated the Plan effective as of September 19, 2007, and having further amended the restated Plan effective as of February 20 and November 20, 2008, hereby again amends the restated Plan, effective for all currently unvested Company Contributions as of September 14, 2010 and those to be made in the future, as follows:

1.           The first sentence Section 6.2 is amended to read as follows:
“Except as provided in the following sentence, a Participant’s interest in his or her Company Contribution (if any) shall become one hundred percent (100%) vested and nonforfeitable on the earliest of (a)  January 1 of the third calendar year following the calendar year as of which such Company Contribution was made (but only if the Participant does not incur a Separation from Service before the end of such vesting period), (b) the date on which a Change in Control Event occurs, or (c) the date on which the Participant incurs a Separation from Service due to death or Disability.”

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Amendment No. 3 to the restated Plan as of the date specified below.

THE PMI GROUP, INC.
Date: September 15, 2010                                                                By _/s/ Charles Broom_________________
Charles Broom
Senior Vice President, Human Resources